Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT, dated as of March 18, 2024 (this “Agreement”), by and among ShoulderUp Technology Acquisition Corp., a Delaware corporation (“ShoulderUp”), SEE ID, Inc., a Nevada corporation (collectively with any predecessor entities, the “Company”) and certain of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, ShoulderUp, CID Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of ShoulderUp (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ShoulderUp (“ShoulderUp Merger Sub”), the Company, SEI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“SEI Merger Sub”), and the Company are party to that certain Business Combination Agreement, dated as of March 18, 2024 (the “BCA”), pursuant to which, on the Closing Date (as defined in the BCA), (i) ShoulderUp Merger Sub will merge with and into ShoulderUp, with ShoulderUp surviving the merger, and (ii) SEI Merger Sub will merge with and into SEI, with SEI surviving the merger (collectively, the “Business Combination”);

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock as set forth opposite such Stockholder’s name on Exhibit B hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, as a condition and inducement to the willingness of ShoulderUp and the Company to enter into the BCA, and to consummate the Transactions, ShoulderUp, the Company, and the Stockholders are entering this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the BCA.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), such Stockholder shall:

(a) when such meeting is held, appear at such meeting, or otherwise cause all of their Shares to be counted as present thereat for purposes of establishing a quorum,

(b) vote (i) in favor of the approval and adoption of the BCA and approval of the Business Combination and all other transactions contemplated by the BCA (including any other circumstances upon which a consent or other approval is required under the Company organizational documents or otherwise sought with respect to, or in connection with, the BCA or the Transactions), or, if there are insufficient votes in favor of the approval and adoption of the BCA and approval of the Business Combination and all other transactions contemplated by the BCA, in favor of the adjournment of such meeting to a later date, and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Business Combination from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA, which is attached hereto as Exhibit A; and

(c) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Business Combination.

2. No Challenges. Each Stockholder agrees not to commence, join in, facilitate assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise against ShoulderUp, ShoulderUp Merger Sub, SEI Merger Sub, the Company, or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation, or entry into the BCA.

3. Termination of Stockholder Agreement, Related Agreements. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby terminates, subject to and effective immediately prior to the Closing under the BCA (provided that all Terminating Rights (as defined below) between the Company and any other holder of Company capital stock shall also terminate at such time), that certain Amended and Restated Stockholders’ Agreement, dated August 4, 2021, by and among the Company and the stockholders of the Company named therein (the “Stockholder Agreement”) and (d) if applicable to Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

4. Transfer of Shares. Each Stockholder severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of the Shares to a controlled affiliate of such Stockholder, but only if such controlled affiliate of such Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

5. No Solicitation of Transactions. Each of the Stockholders severally and not jointly, agrees not to directly or indirectly, through any officer, director, Representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction in violation of the BCA. Each Stockholder shall, and shall direct its Representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Transaction (other than the transactions contemplated by the BCA) to the extent required by the BCA. If any Stockholder receives any inquiry or proposal with respect to an Alternative Transaction, then such Stockholder shall promptly (and in no event later than twenty-four (24) hours after such Stockholder become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits such Stockholder from considering such inquiry or proposal.

6. Representations and Warranties. Each Stockholder severally and not jointly, represents and warrants to ShoulderUp as follows:

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Stockholder is an entity, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b) As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit B free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s articles of incorporation and bylaws and (iv) the Stockholder Agreement, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares (other than community property interests under applicable law, if any).

(c) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder. Each Stockholder understands and acknowledges that each of ShoulderUp and the Company is entering into the BCA in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of each Stockholder contained herein.

(d) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder of the Company, the validity of this Agreement or the performance by such Stockholder of their obligations under this Agreement.

7. Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 7 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

8. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8(b)):

If to ShoulderUp, to it at:

ShoulderUp Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, GA 30144

Attention: Phyllis Newhouse, Chief Executive Officer

Email: pnewhouse@xtremesolutions-inc.com

with a copy to:

DLA Piper LLP (US)

1201 W Peachtree St NE #2800

Atlanta, GA 30309

Attention: Gerry Williams

Email: gerry.williams@dlapiper.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

If to the Company, to it at:

SEE ID, Inc.

3301 N Buffalo, Suite 120

Las Vegas, NV 89129

Attention:  Ed Nabrotzky, Chief Executive Officer

Email: ed@seeidinc.com

with a copy to (which shall not constitute notice):

Rice Reuther Sullivan & Carroll LLP

3800 Howard Hughes Pkwy, Suite 1200

Las Vegas, NV 89169

Attention:  Krisanne Cunningham

Email: kcunningham@rrsc-law.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and ShoulderUp’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(f) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) At the request of ShoulderUp, in the case of any Stockholder, or at the request of the Stockholders, in the case of ShoulderUp, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement. Each Stockholder consents to and authorizes the Company or ShoulderUp, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or ShoulderUp, as applicable, reasonably determines to be necessary or advisable in connection with the Business Combination or any other transactions contemplated by the BCA or this Agreement, the existence and form of this Agreement (but not the identity of individual Stockholders) and the nature of the Stockholders’ commitments and obligations under this Agreement, and each Stockholder acknowledges that the Company or ShoulderUp may, in their sole discretion, file a form of this Agreement with the SEC or any other Governmental Authority or securities exchange.

(j) This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by the Company, ShoulderUp, ShoulderUp Merger Sub and SEI Merger Sub.

(k) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the term “Section” refers to the specified Section of this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8(l).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHOULDERUP Technology Acquisition Corp.

By:
Name:
Title:

Signature Page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEE ID, Inc.

By:
Name:
Title:

Signature Page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Charles Maddox

Address:

Email:

Ed Nabrotzky

Address:

Email:

Jeff Anderson

Address:

Email:

William Reny

Address:

Email:

Signature Page to Stockholder Support Agreement

EXHIBIT A

Business Combination Agreement

[see attached]

EXHIBIT B

Stockholder Name	Shares of Company Common Stock	Shares of Company Preferred Stock
[●]	[●]	[●]